                                                                   EXHIBIT 10.12

                               CREDIT AGREEMENT

     Intending to be legally bound by this Credit Agreement ("Agreement"), dated November 26, 1997, BANK OF HAWAII, a Hawaii corporation, whose address is 130 Merchant Street, Honolulu, Hawaii 96813 (the "Bank") and CHEAP TICKETS, INC., a Hawaii corporation, whose mailing address is 1440 Kapioiani Boulevard, Suite 800, Honolulu, Hawaii 96814 (the "Borrower") agree as follows:

I.   REVOLVING CREDIT AND TERM LOAN OPTION

     1.1 In General. Subject to the terms of this Agreement, the Bank hereby establishes a credit facility in favor of the Borrower (the "Credit Facility") under which the Bank will extend credit to the Borrower, from time to time until December 5, 1999 (the "Credit Termination Date"), by way of (i) Loans pursuant to Section 1.2 hereof and (ii) issuance of standby letters of credit for the account of the Borrower pursuant to Section 1.2 hereof. Each extension of credit shall be in such amount as the Borrower may request, but the aggregate principal amount of all extensions of credit at any one time outstanding shall not exceed $3,000,000.00 (the "Commitment"). The Borrower may obtain credit, repay without penalty and obtain further credit as provided for under this Agreement, from the date hereof until the Credit Termination Date, in either the full amount of the Commitment or any lesser sum. Upon the Borrower's execution of this Agreement, the Borrower's existing credit facilities under the Revolving Line of Credit Agreement and Term Loan Agreement, both dated April 8, 1997, shall be terminated.

     1.2 Drawings. The Borrower may draw on the Commitment in the following manner(s):

          (A) By obtaining a cash advance (each such cash advance herein referred to as a "Loan").

          (B) By obtaining the issuance of standby letters of credit.

     1.3 Purpose. The proceeds of the Loans, other extensions of credit under this Credit Facility and the Term Loan shall be used exclusively for short-term working capital and to finance various fixed asset acquisitions and investments.

     1.4 Security. The Credit Facility, Loans and Term Loan shall be secured by liens on or security interests in the following collateral ("Collateral"), which liens or security interests shall be of first priority unless otherwise approved by the Bank: all of Borrower's right, title and interest in and to Borrower's Bank of Hawaii deposit accounts, accounts receivable, inventory, furniture, fixtures and equipment, general intangibles, trade names, licenses and proceeds of the foregoing.

     1.5 Guarantors. Repayment of all Loans, the Term Loan and other extensions of credit under this Agreement shall be jointly, severally, unconditionally and absolutely guaranteed by the following persons and/or entities: None.

     1.6 Requests for Loans or Credit. Subject to the provisions of Articles II and III, Section 7.2 and other terms and conditions of this Agreement, the Borrower shall have the option on any Business Day to obtain new Loans by delivering to the Bank a written and completed "Notice of Loan/Conversion" in the form of Exhibit A attached hereto. A Notice of Loan/Conversion must arrive no later than noon (Hawaii Standard Time) on the date either one or three Business Days prior to the proposed disbursement date in the case of a Base Rate Loan or a LIBOR Loan, respectively.

     If the Borrower fails to timely notify the Bank of the Borrower's selection of a new Interest Period prior to the expiration of any current Interest Period, such Loan will automatically be converted to a Base Rate Loan upon expiration of the current Interest Period.

     Unless otherwise directed in writing by the Borrower, all proceeds of Loans shall be credited to the Borrower's Deposit Account No. 01-042327, maintained with the Bank.

     1.7 Limitation on Loans. LIBOR Loan amounts shall be in minimums of $100,000 and in multiples of $50,000, with at most six (6) LIBOR Loans outstanding at any one time.

     1.8 Conversions of Base Rate Loans to LIBOR Loans. Subject to the provisions of Article II and other terms and conditions in this Agreement, the Borrower shall have the option on any Business Day (the "Conversion Date") to convert all of the outstanding principal amount of one or more Base Rate Loans to a LIBOR Loan by giving the Bank a Notice of Loan/Conversion at the Payment Office no later than noon (Hawaii Standard Time) on the date three (3) Business Days prior to the proposed Conversion Date; provided that if an Event of Default is then in existence or if the Pricing Ratio is greater than 3.00, the Borrower may not convert a Base Rate Loan to a LIBOR Loan. Although no repayment shall actually be required upon any conversion, the proceeds thereof shall, for bookkeeping purposes, be deemed to be applied directly to repay the outstanding principal amount of the Base Rate Loans being converted.

     1.9  Interest; Repayment of Loans and Credit.

          (A) Interest Rate. The Borrower agrees to pay interest on the outstanding principal balance of the Loans pursuant to the following interest rate options that the Borrower may select in accordance with the provisions of this Agreement:

               (1) a floating rate equal to the Base Rate in effect from time to time; or

               (2) LIBOR plus the Applicable Margin determined as follows:

     The Applicable Margin shall be determined quarterly in advance and shall apply to each LIBOR Loan, based on the most recent quarterly financial statement available, on the basis of the following pricing grid:

-----------------------------------------------------------------------
        If the Pricing Ratio is                 Applicable Margin
-----------------------------------------------------------------------
           greater than                              2.25%
           or equal to
         2.00 but is not
         more than 3.00
-----------------------------------------------------------------------
           greater than                              2.00%
           or equal to
         1.00 but is not
         more than 1.99
-----------------------------------------------------------------------
    less than or equal to 0.99                       1.25%
-----------------------------------------------------------------------

     The Borrower may not select the LIBOR interest rate option if the Pricing Ratio is greater than 3.00 or if an Event of Default is in existence.

     The Base Rate will increase or decrease during the term of this Agreement if there is an increase or decrease in such rate. If the Base Rate or the LIBOR Rate is no longer available, the Bank will choose a new rate that is based on comparable information.

     Interest hereunder shall be computed, but not compounded, daily on the basis of the rate of interest then in effect. A change in the Base Rate shall take effect on the date upon which a change in the Base Rate is announced and made effective by the Bank, with or without notice to the Borrower. With respect to any LIBOR Loan, interest will be calculated at a fixed rate for the applicable Interest Period. Interest hereunder shall be computed on the basis of the actual number of days elapsed between payments and a 365-day year (or a 366-day year in leap years) in respect of any Base Rate Loan or a 360-day year in respect of any LIBOR Loan.

     In no event shall the Borrower be obligated to pay any amount under this Agreement that exceeds the maximum amount allowable by law. If any sum is collected in excess of the applicable maximum amount allowable by law, the excess collected shall, at the Bank's discretion, be applied to reduce the principal balance of the Loans, the Term Loan or returned to the Borrower.

          (B)  Repayment of Loans.

               (1)  Payment Schedule.

                    (a) The Borrower agrees to make monthly payments to the Bank of all accrued interest on the outstanding principal balance of each Base Rate Loan on the first day of each month until all amounts owing under the Credit Facility and the Term Loan are paid in full.

                    (b) The Borrower agrees to pay interest on the unpaid principal amount of each LIBOR Loan on the earliest of (i) the last day of the Interest Period, (ii) the last day of each three month interval occurring during the Interest Period, or (iii) prepayment of the LIBOR Loan.

                    (c) All principal and accrued interest then outstanding under the Credit Facility shall be due and payable on the Credit Termination Date, provided, however, that subject to the conditions set forth in Subsection 1.9(B)(1)(d) below, the Borrower shall have the option (the "Term Loan Option") to convert the aggregate outstanding principal balance of the Loans on the Credit Termination Date into a term loan (the "Term Loan") payable as follows:

                         (i) Interest on the principal amount shall be payable
as set forth in Subsections 1.9(B)(1)(a) and 1.9(B)(1)(b).

                         (ii) Principal payments shall be payable quarterly
beginning ninety (90) days following the Credit Termination Date. The amount of the principal payments shall be determined on the Credit Termination Date and shall be calculated as the amount sufficient to fully amortize the aggregate outstanding principal balance of the Term Loan on the Credit Termination Date in equal principal payments over a period of three years.

                         (iii) From time to time the Borrower may convert all or
a portion of the outstanding principal balance under the Term Loan then subject to the Base Rate to a LIBOR Loan, as provided and subject to the terms and conditions of Section 1.8, and may continue LIBOR Loans at the end of the Interest Period relating thereto.

                    (d) The Borrower's Term Loan Option is expressly conditioned upon the following:

                         (i) no Event of Default shall have occurred and be
continuing;

                         (ii) no earlier than thirty (30) days and no later than
ten (10) days prior to the Credit Termination Date, the Borrower shall provide to the Bank written notice of the Borrower's election to exercise the Term Loan Option. Such notice shall set forth the Borrower's interest rate selection(s) pursuant to Section 1.9(A) and shall include a pro forma compliance certificate, signed by the Borrower's chief financial officer, in the form attached hereto as
Schedule 1.9 and made a part hereof. Such pro forma compliance certificate shall be calculated using the financial results from the most recent compliance certificate submitted to the Bank and shall certify to the Bank that the Borrower's financial condition at that time meets the following standards, in each case determined in accordance with GAAP:

     Pro Forma Current Ratio of not less than 1.50 to one;

     Tangible Net Worth of not less than the amount equal to: $4,800,000, plus 100% of net proceeds of all Equity Offerings after the date hereof, plus 50% of Borrower's consolidated net earnings, excluding losses, for each quarter commencing January 1, 1997, to and including the fiscal quarter immediately preceding the date of determination;

     Pro Forma Debt Service Coverage Ratio of not less than 1.50 to one; and

     Pro Forma Funded Debt to Cash Flow Ratio of not more than 3.00 to one.

     If no interest rate option is set forth in the notice of exercise, the Base Rate shall apply; and

                         (iii)  satisfaction of the conditions for subsequent
extensions of credit as set forth in Section 3.2.

                    (e) The Borrower agrees to pay in full on or before the Maturity Date all principal and accrued interest then outstanding under the Credit Facility or the Term Loan, as applicable.

               (2) Currency, Place and Dates of Payments. Payments shall be made in United States money at the Bank's address stated above, or at such other place as the Bank shall have designated by written notice to the Borrower. Any payment due on a day that is not a Business Day shall be made on the next succeeding Business Day and the extension of time shall be included in the computation of interest.

               (3) Evidence of Making and Repayment of Loans. The Bank's records evidencing the date of disbursement and principal amount of each Loan and the Term Loan and the amounts of all repayments of principal and payments of interest on each Loan and the Term Loan shall constitute prima facie evidence of the making and repayment of such Loans and the Term Loan and of the payment of such interest. However, the Bank's making of erroneous notations in its records shall not affect the Borrower's obligation to repay the outstanding balance of principal under a Loan or the Term Loan, and accrued interest thereon, as provided in this Agreement.

               (4) Late Charges. If any payment under this Agreement is not made within five (5) days after notice that payment is due, the Borrower will pay to the Bank a late charge in respect of that payment, in the amount of 5% of the overdue payment.

               (5) Application of Payments. Payments under this Agreement may be applied by the Bank to the indebtedness evidenced by this Agreement in any manner the Bank deems appropriate; provided, however, that if no Event of Default exists, payments applied to the principal amount of the Loans or the Term Loan outstanding shall be applied first to Base Rate Loans and next to LIBOR Loans to minimize funding losses payable pursuant to Section 2.1, as determined by the Bank. The priority of application elected by the Bank on any one occasion shall not determine any such election in the future.

          (C) Repayment of Drawings on Letter of Credit. If the Bank pays a draft pursuant to a letter of credit issued under the Credit Facility, the Borrower will automatically repay such draft by way of a Loan made under the Credit Facility.

     1.10 Evidence of Indebtedness; Loan Documents. The Credit Facility and the Term Loan are or are to be evidenced and/or secured by this Agreement, a Master Note in the form attached hereto as Exhibit B and all such other documents as the Bank may reasonably require from time to time to effectuate the intent of this Agreement, together with all renewals, extensions and modifications thereto (collectively the "Loan Documents").

     1.11 The Borrower's Obligations. The Borrower's obligations to pay, observe and perform all indebtedness, liabilities, covenants and other obligations on the part of the Borrower to be paid, observed and performed under this Agreement and the remainder of the Loan Documents are herein collectively called the "Obligations".

     1.12 Fees. In respect to the Credit Facility and the Term Loan, the Borrower shall pay:

          (A) a facility fee of $7,500.00, of which the Bank acknowledges receipt of payment in full;

          (B) an annual administration fee of $1,200 during the term of the revolving loan, payable in arrears on the first anniversary of the Closing Date and on the Credit Termination Date;

          (C) the Bank's standard issuance and documentation fees for letters of credit;

          (D) in quarterly installments in arrears, a 1.25% per annum fee on the amount of each outstanding standby letter of credit issued pursuant to this Agreement; and

          (E) if the Borrower exercises the Term Loan Option, a fee equal to the greater of (i) $2,500 or (ii) 0.25% of the indebtedness under the Term Loan. Such fee shall be paid by the Borrower upon the Bank's receipt and acceptance of the Borrower's request to exercise the Term Loan Option pursuant to Subsection 1.9(B)(1)(d).

II.  FUNDING LOSS AND YIELD PROTECTION PROVISIONS

     2.1 Funding Loss Indemnification. If the Borrower shall (a) pay or convert any LIBOR Loan on any day other than the last day of the applicable Interest Period (whether on account of a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise, but excluding any such payment or conversion made by the Borrower pursuant to Section 2.4; or (b) fail to borrow any LIBOR Loan after giving due notice thereof to the Bank; or (c) fail to convert any Base Rate Loan into a LIBOR Loan after giving due notice thereof to the Bank, the Borrower shall reimburse the Bank and hold the Bank harmless for all costs, net losses or administrative overhead incurred as a result of such repayment, prepayment or failure, except those resulting from the willful misconduct or gross negligence of the Bank. The Bank may use any reasonable method in calculating such actual loss, costs and overhead under this Section, which calculation shall be binding and conclusive on the Borrower absent manifest error.

     2.2 Lack of Availability or Profitability of Eurodollar Deposits. With respect to any LIBOR Loan or conversion requested, if the Bank shall have determined (a) that dollar deposits in the principal amount of the respective LIBOR Loan are not generally available in the interbank market; (b) that reasonable means do not exist for ascertaining LIBOR; or (c) that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the Bank's cost of making or maintaining such LIBOR Loan, the Bank shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower. In that event, such Notice of Loan/Conversion shall be of no force and effect. The Borrower may submit a new Notice of Loan/Conversion electing a different option. Each determination by the Bank hereunder shall be conclusive absent manifest error.

     2.3 Change in Legality; Additional Costs to the Bank. If after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Bank or the principal or interest on any Loans under this Credit Facility or the Term Loan; impose, modify or hold applicable any fees, reserve requirements, special deposits or any costs to the Bank in respect of any Loans; or cause a reduction in the amount of any sum received or receivable by the Bank hereunder; the Borrower will promptly pay to the Bank such additional amounts as will compensate the Bank on an after-tax basis for such cost or reduction incurred. The Bank may use any reasonable method in calculating its additional costs under this Section, which calculation shall be conclusive absent manifest error. The Bank shall have no right to recover any compensation pursuant to this Section
2.3 with respect to amounts incurred or accrued more than 180 days prior to the giving of notice to the Borrower by the Bank thereof.

     2.4 Illegality. Notwithstanding anything to the contrary contained in this Agreement, if any change in any present or future applicable law, rule or regulation, or in the interpretation or administration thereof by any governmental authority charged with the administration thereof, or compliance with any request, guideline, policy or directive (whether or not having the force of law) of any such governmental authority; shall make it unlawful or impracticable in the sole judgment of the Bank to make, fund or maintain any LIBOR Loan, or any part of its commitment hereunder, then by notice to the Borrower the obligation of the Bank to permit interest to be calculated on the basis of LIBOR or to convert any other types of Loans to LIBOR Loans shall forthwith be suspended until such time as the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist. Interest on any such LIBOR Loans shall automatically convert to an interest rate calculated the basis of the Base Rate in accordance with the terms governing Base Rate Loans.

     2.5 Capital Requirements. If the Bank determines that the introduction of or change to any law, regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) will result in an increase in the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank, and that such increase is based upon the existence of the Bank's Commitment hereunder and other commitments of this type, then upon demand the Borrower shall pay the Bank compensation. A certificate as to the amount of compensation, submitted to the Borrower by the Bank, shall be conclusive and binding for all purposes absent manifest error. The Bank shall have no right to recover any compensation pursuant to this Section 2.5 with respect to amounts incurred or accrued more than 180 days prior to the giving of notice to the Borrower by the Bank thereof.

III.  CONDITIONS PRECEDENT

     3.1 First Loan or Other Extension of Credit. The obligation of the Bank to make the first Loan or other extension of credit under this Agreement is subject to the satisfaction of all of the following conditions on or before December 1, 1997:

          (A) Documents Required for Closing. The Bank shall have received, in each case in form and substance satisfactory to the Bank, such fully executed originals or certified copies as the Bank may have requested of each of the following, in each case as amended through the Closing Date:

               (1) Loan Documents.  All of the Loan Documents.

               (2) Consents. Evidence that all parties to the Loan Documents (except the Bank) have obtained all necessary and appropriate authority, approvals and consents to execute and deliver the Loan Documents.

               (3) Organizational Documents. If any party to the Loan Documents (except the Bank) is a corporation, partnership, trust, association or other recognized legal entity other than a natural person (a "Legal Entity"), all instruments pursuant to which such Legal Entity and each Legal Entity comprising such Legal Entity was organized and by which its internal affairs are governed and, if requested by the Bank, a Certificate of Good Standing, evidencing such Legal Entity's good standing and authority to conduct its business in the jurisdiction(s) in which it conducts its business.

               (4) Opinion(s) of Counsel. An opinion or opinions of counsel for the Borrower, addressed to the Bank, covering to the Bank's satisfaction (i) the due authorization, execution and delivery of the Loan Documents, (ii) the existence of any litigation affecting the Borrower or the Collateral, (iii) any required consents or approvals, (iv) no conflicts with any agreement or laws, and (v) such other matters as the Bank may require.

               (5) Evidence of Priority. Evidence acceptable to the Bank that the Bank's liens on and/or security interests in the Collateral have the priority required by the Bank.

               (6) Insurance. Evidence of the Borrower's compliance with the provisions stated below in Section 5.6.

          (B) Certain Other Events.  On the Closing Date:

               (1) The Borrower shall have paid to the Bank all fees and other charges required to have been paid in accordance with the terms of the Loan Documents, including, without limitation, any fees then payable pursuant to
Section 1.12 above.

               (2) The representations and warranties contained in Section IV shall be true.

               (3) To event shall have occurred and be continuing that (i) constitutes an Event of Default, or (ii) with the giving of notice or passage of time, or both, would constitute an Event of Default.

               (4) No material adverse change shall have occurred in the financial condition of the Borrower since the date of the most recent of the Borrower's financial statements submitted to the Bank.

               (5) No material adverse change shall have occurred in the physical condition of the Borrower's assets since the date of this Agreement.

               (6) All legal matters incidental to the Closing shall be satisfactory to legal counsel for the Bank.

     3.2 Subsequent Loans or Extensions of Credit. The obligation of the Bank to make the second or any subsequent Loan or other extension of credit is subject to (i) the prior satisfaction of all conditions stated above in Section 3.1(A), and (ii) the satisfaction as of the date of such subsequent Loan or other extension of credit of the conditions stated above in Sections 3.1(B) of this Agreement, and (iii) the delivery to the Bank of such additional Loan Documents as may have been reasonably requested by the Bank with respect to such subsequent Loan or other extension of credit .

IV.  REPRESENTATIONS AND WARRANTIES

     To induce the Bank to make the Commitment available to the Borrower, the Borrower makes the following representations and warranties to the Bank, which representations and warranties shall survive the execution of this Agreement and continue so long as the Borrower is indebted to the Bank under the Loan Documents, and until payment in full of the Credit Facility and the Term Loan:

     4.1 Organization. The Borrower, if it is a Legal Entity, as well as each Legal Entity comprising the Borrower, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the lawful power to own its properties and to engage in the business it conducts.

     4.2 No Breach. The execution and performance of the Loan Documents will not immediately, or with the passage of time or the giving of notice, or both:

          (A) Violate any law or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound; or

          (B) Result in the creation or imposition of any security interest in, or lien or encumbrance on, any of the assets of the Borrower, except in favor of the Bank.

     4.3 Authorization. The Borrower has the power and authority to incur and perform the Obligations, and, if the Borrower is a Legal Entity, the Borrower has taken all corporate, partnership, or other action necessary to authorize the execution and delivery of the Loan Documents and its incurring of the Obligations.

     4.4 Validity. This Agreement is, and the remainder of the Loan Documents when delivered will be, legal, valid, binding, and enforceable in accordance with their respective terms, except as enforcement may be limited by insolvency, liquidation, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights in general.

     4.5 Financial Statements. All financial statements heretofore given by the Borrower to the Bank in connection with this Agreement, including any schedules and notes pertaining thereto, were prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and as of the date of this Agreement there have been no material adverse changes in the financial condition or business of the Borrower from the date of the most recent financial statements given to the Bank.

     4.6 Taxes. Except as otherwise permitted by this Agreement, the Borrower has filed all tax returns it was required by law to have filed prior to the date of this Agreement, has paid or caused to be paid all taxes, assessments, and other governmental charges that were due and payable prior to the date of this Agreement, except those contested in good faith by appropriate action diligently pursued and for which Borrower has set aside on its books (segregated to the extent required by sound accounting principles) adequate reserves with respect thereto, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable, and the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books.

     4.7 Compliance With Law. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower, the Borrower has complied with all applicable laws in respect of: (1) restrictions, specifications, or other requirements pertaining to products that the Borrower sells or to the services it performs; (2) the conduct of its business; and (3) the use, maintenance, and operation of its properties.

     4.8 Statements and Omissions. No representation or warranty by the Borrower contained in this Agreement or in any certificate or other document furnished by the Borrower pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

     4.9 No Pending Actions. There is no pending or threatened litigation affecting the Borrower or any Collateral that is reasonably expected to have a material adverse effect on the business of the Borrower or the Collateral.

     4.10 Equity Offerings. All Equity Offerings were and will continue to be conducted in full compliance in all material respects with all applicable federal and state securities laws, rules and regulations.

V.  AFFIRMATIVE COVENANTS

     For so long as the Commitment or any of the Obligations remains outstanding, the Borrower will, unless otherwise permitted by the Bank in writing:

     5.1 Payments. Punctually pay when due all sums which may be due under the Loan Documents.

     5.2 Accounting Records. Maintain accurate and proper accounting records and books in accordance with GAAP, and provide the Bank with access to such books and accounting records at the Bank's request during the Bank's normal business hours.

     5.3 Financial Reporting. Furnish the Bank with financial reports, certified as true and correct by the Borrower's chief financial officer, in reasonable detail and form approved by the Bank, as follows:

          (A) Not later than 120 days after and as of the end of each fiscal year a financial statement of the Borrower, audited by a firm of independent certified public accountants acceptable to the Bank, which financial statements shall include a balance sheet and statements of income and cash flow for such year, all prepared in accordance with GAAP;

          (B) Not later than 60 days after and as of the end of each quarter a financial statement prepared by the Borrower and satisfactory to the Bank, including a balance sheet and income statement;

          (C) The financial statements required pursuant to clauses (a) and (b) shall be accompanied by a compliance certificate signed by the Borrower's chief financial officer in the form attached as Schedule 5.3 certifying (i) the financial ratios and other requirements referred to in Section 5.10, (ii) the representations and warranties set forth in Article IV as being true and correct on and as of such date except as otherwise disclosed, and (iii) that no Event of Default has occurred or is continuing; and

          (D) From time to time such other information as the Bank may reasonably request.

     5.4 Existence. If the Borrower is a Legal Entity, preserve and maintain the Borrower's legal existence and timely file all necessary and appropriate documents and exhibits and pay all appropriate fees and charges in connection therewith.

     5.5 Observance of Laws. Conduct the Borrower's business activities in an orderly, efficient and regular manner and comply with all requirements of all applicable state, federal and local laws, rules and regulations.

     5.6 Insurance. Maintain and keep in force insurance of the types and in such amounts as are satisfactory to the Bank, and in no event less than amounts customarily carried in lines of business similar to the Borrower's, including but not limited to, property and casualty, commercial general liability and workers' compensation insurance, and provide the Bank with a schedule or schedules or certificates of insurance from time to time setting forth all insurance then in effect along with copies of all such policies.

     If real or personal properties are given to secure the Obligations or any guaranty given in support of the Obligations, such properties shall be covered by property and casualty insurance acceptable to the Bank, and such policies shall contain a mortgagee's clause and/or lender's loss payable endorsements and shall require 30 days' prior written notice to the Bank of any cancellation or material change in coverage.

     If an "insurance binder" is issued as temporary evidence of insurance coverage, the Borrower must provide to the Bank the original insurance policy at the earlier of (i) the expiration of the binder, or (ii) thirty (30) days from the date the insurance binder is issued.

     5.7 Facilities. Keep all of the Borrower's property and business premises in a good state of repair and condition, make all necessary repairs, renewals and replacements thereto from time to time so that such property and business premises shall be fully and efficiently preserved and maintained, keep such property and business premises free and clear of all liens, charges or encumbrances except those consented to by the Bank in writing and permit the Bank's authorized representatives to make reasonable inspections of the Borrower's property and business premises.

     5.8 Taxes and Other Liabilities. Pay and discharge when due all of the Borrower's indebtedness, obligations, assessments and taxes, except such as the Borrower may in good faith contest or as to which a bona fide dispute may exist, provided that the Borrower has provided evidence satisfactory to the Bank regarding the Borrower's ability to pay the disputed items in the event they are determined to be justly due.

     5.9 Notice to the Bank. Promptly give notice to the Bank of (a) the occurrence of any Event of Default, (b) any change in the name or organizational structure of the Borrower, (c) any uninsured loss through fire, theft, liability or property damage exceeding $100,000.00, (d) any pending or threatened litigation affecting the Borrower or any of the Collateral involving an amount exceeding $100,000.00, (e) any event which is reasonably expected to have a material adverse effect on the ability of the Borrower to continue its business operations in the ordinary course, (f) any change in the Borrower's principal place of business, and (g) any change in the location of any of the Collateral.

     5.10 Financial Condition. Maintain the Borrower's financial condition according to the following standards, in each such case determined in accordance with GAAP as of the end of each fiscal quarter:

          (A) Current Ratio of not less than 1.15 to one, and increasing to 1.50 to one commencing with the Borrower's financial reporting period ending September 30, 1997;

          (B) Tangible Net Worth of not less than the amount equal to:
$4,800,000, plus 100% of net proceeds of all Equity Offerings after the date hereof, plus 50% of Borrower's consolidated net earnings, excluding losses, for each quarter commencing January 1, 1997, to and including the fiscal quarter immediately preceding the date of determination;

          (C) Debt Service Coverage Ratio of not less than 1.25 to one commencing with the financial reporting period ending March 31, 1998, and increasing to 1.50 to one commencing with the financial reporting period ending December 31, 1998; and

          (D) Funded Debt to Cash Flow Ratio of not more than 3.00 to one.

     5.11 Hazardous Materials. Abide at all times by all applicable hazardous material laws, rules and regulations and immediately notify the Bank of any claim or threatened claim affecting any property owned, leased or occupied by the Borrower.

VI.  NEGATIVE COVENANTS

     For so long as the Commitment or any Obligation remains outstanding, the Borrower will not, without the prior written consent of the Bank:

     6.1 Use of Funds. Use any of the proceeds of the Commitment for any purpose except as set forth in Section 1.3 of this Agreement.

     6.2 Merger, Consolidation, Pledge of Stock, Sale of Assets. Merge into or consolidate with any Legal Entity, acquire or establish any operating subsidiaries or acquire all or substantially all of the capital stock or assets of any other legal entity; or sell, assign, transfer, pledge, mortgage, or otherwise dispose of all or substantially all of the major assets of the Borrower, except in the ordinary course of its business.

     6.3 Business. Materially change the character of the Borrower's current business, or engage in any type of business other than the Borrower's current business.

VII.  THE BANK'S RIGHTS UPON DEFAULT

     7.1 Events of Default. Each of the following events is an "Event of Default" under this Agreement:

          (A) The Borrower's failure to pay within three (3) Business Days after it is due any sum payable to the Bank under the Loan Documents or under any other agreement or note between the Bank and the Borrower, whether now existing or hereafter executed;

          (B) The dissolution or insolvency of the Borrower;

          (C) The commencement of any proceeding or the taking of any act by or against the Borrower for any relief under bankruptcy, insolvency or similar laws for the protection of debtors, or for the appointment of a receiver of the business or assets of the Borrower or the Borrower's inability (or admission of inability) to pay its debts as they become due; provided that any such proceeding or action for relief filed or instigated without the consent of the Borrower has not been dismissed or undischarged within sixty (60) days;

          (D) Any governmental authority having jurisdiction over the Borrower revokes any authorization or permit materially affecting the Borrower's ability to do business;

          (E) The Borrower defaults in the payment of any indebtedness for borrowed money owed by the Borrower in an amount in excess of $300,000 to any person or entity other than the Bank, if such failure results in the acceleration of such debt;

          (F) Any representation, warranty, or other information made or furnished by the Borrower in respect of the Credit Facility or the Term Loan is or shall be untrue in any material respect or materially misleading;

          (G) The Bank reasonably believes that there has been a material impairment of or decrease in either the Borrower's ability to pay or perform the Obligations or the value of the Collateral or any guaranty given to secure payment of the Obligations, and Borrower has not remedied such impairment or decrease to the reasonable satisfaction of Bank within 30 days after notice by Bank;

          (H) A final judgment (which alone or with other outstanding final judgments, but excluding amounts covered by insurance) is rendered against the Borrower in an aggregate amount of $300,000 or more, and each such judgment is not discharged or stayed pending appeal within 60 days after entry of such judgment or is not discharged within 60 days after the expiration of any such stay;

          (I) Any third party obtains a court order enjoining or prohibiting the Borrower, or the Bank from performing any of its respective obligations under the Loan Documents and such order is not discharged within 60 days after its issuance;

          (J) The Borrower fails to pay when due (or prior to delinquency) any amount relating to any plan governed by the Employee Retirement Income Security Act of 1974, as amended;

          (K) Borrower shall default in its obligations under Sections 5.4, 5.9,
6.1 through 6.3 hereof; or

          (L) Borrower shall fail to perform or observe any other term, covenant, agreement or obligation under this Agreement or any of the other Loan Documents on the part of the Borrower to be performed or observed, and such failure does not constitute an Event of Default under Section 7.1 (A) through
(K), above, and any such failure shall remain unremedied after any applicable grace period provided therefor in this Agreement or in the other Loan Documents, or if no such grace period is provided, for a period of thirty (30) days after the earlier of (i) the date written notice thereof shall have been given by the Bank to the Borrower, or (ii) the date the Borrower should have delivered to the Bank a written notice of such default or Event of Default pursuant to Section
5.9 hereof.

     7.2 The Bank's Rights. If an Event of Default shall occur, the Bank shall have, in addition to any and all other rights and remedies, legal or equitable, available to the Bank under any and all of the Loan Documents or at law, the following additional rights and remedies:

          (A) The absolute right to deny to the Borrower any further Loan or extension of credit (the Bank's obligation to extend any further credit to the Borrower shall immediately terminate);

          (B) The right, at the option of the Bank, to declare, without notice, the entire principal amount and accrued interest for any Loan, the Term Loan or extension of credit outstanding under this Agreement, plus any fees and charges reasonably incurred by the Bank under any of the Loan Documents, immediately due and payable;

          (C) The right, at the option of the Bank, to charge interest on any principal amount outstanding under this Agreement at the rate equal to the greater of (i) Base Rate plus 3% or (ii) three percentage points above the otherwise applicable interest rate; and

          (D) The right to the ex parte appointment without bond of a receiver, without regard to the value of any Collateral or solvency of any party liable for payment, observance or performance of the Obligations and regardless of whether the Bank has an adequate remedy at law.

VIII.  MISCELLANEOUS

     8.1 Further Assurance. From time to time within five Business Days after the Bank's demand, the Borrower will execute and deliver such additional documents and provide such additional information as may be reasonably requested by the Bank to carry out the intent of this Agreement.

     8.2 Enforcement and Waiver by the Bank. The Bank shall have the right at all times to enforce the provisions of the Loan Documents, as they may be amended from time to time, in strict accordance with their terms, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     8.3 Expenses of the Bank. The Borrower will, on demand, reimburse to the Bank all reasonable expenses, including reasonable attorneys' fees (including allocated costs of the Bank's in-house counsel), incurred by the Bank in connection with the amendment, modification, workout, or enforcement of the Loan Documents and the collection or attempted collection of the indebtedness evidenced by the Loan Documents, whether or not legal proceedings are commenced.

     8.4 Notices. Any notices or consents required or permitted by this Agreement or the remainder of the Loan Documents shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by FAX, at the following addresses or FAX numbers, unless such address or FAX number is changed by written notice hereunder:

      BORROWER                                BANK

Paul Ouyang,                            Peter S. Ho, Vice President
Executive Vice President and            BANK OF HAWAII
Chief Financial Officer                 Corporate Hawaii Division
CHEAP TICKETS, INC.                     P.O. Box 2900
6151 West Century Boulevard             Honolulu, Hawaii 96846
  Suite 1200                            PHONE: (808) 537-8870
Los Angeles, California 90045           FAX:   (808) 537-8943
PHONE: (310) 641-1262
FAX:   (310) 342-9995

     8.5 Waiver and Release by the Borrower. To the maximum extent permitted by applicable law, the Borrower (and each of them, if more than one):

          (A) Waives notice and opportunity to be heard, after acceleration of the indebtedness evidenced by the Loan Documents, before exercise by the Bank of the remedy of setoff or of any other remedy or procedure permitted by any applicable law or by any prior agreement with the Borrower, and, except where specifically required by this Agreement or by any applicable law, notice of any other action taken by the Bank;

          (B) Waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, or enforcement of this Agreement, and consents to any extension of time (and even multiple extensions of time for longer than the original term), renewals, releases of any person or organization liable for the payment of the Obligations under this Agreement, and waivers or modifications or other indulgences that may be granted or consented to by the Bank in respect of the Loans, the Term Loan and other extensions of credit evidenced by this Agreement; and

          (C) Releases the Bank and its officers, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except gross negligence or willful misconduct.

     8.6 Sales and Participations. The Borrower consents to the Bank's negotiation, offer, and sale to third parties ("Participants") of the Credit Facility or the Term Loan or participating interests in the Credit Facility or the Term Loan, to any and all discussions and agreements heretofore or hereafter made between the Bank and any Participant or prospective Participant regarding the interest rate, fees, and other terms and provisions applicable to the Credit Facility or the Term Loan (as between any such Participant and the Bank). The Bank shall obtain the Borrower's written consent, which consent shall not be unreasonably withheld prior to the Bank's disclosure to any Participant or prospective Participant other than any competitor of the Borrower, from time to time, of such financial and other information pertaining to the Borrower, the Credit Facility and the Term Loan as the Bank and such Participant or prospective Participant may deem appropriate (whether public or non-public, confidential or non-confidential, and including information relating to any insurance required to be carried by the Borrower and any financial or other information bearing on the Borrower's creditworthiness and the value of any Collateral). The Borrower acknowledges that the Bank's disclosure of such information to any Participant or prospective Participant constitutes an ordinary and necessary part of the process of effectuating and servicing the Credit Facility and the Term Loan. No Participant shall have any right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except to the extent such amendment, consent or waiver would: (A) increase or extend the Commitment of the Bank, (B) postpone or delay any date fixed for any payment of principal specified herein,
(C) reduce the principal of, or the rate of interest specified herein (other than interest payable after a default), under the Credit Facility or the Term Loan or (D) release a substantial portion of the Collateral.

     8.7 Applicable Law. The substantive laws of the State of Hawaii shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

     8.8 Binding Effect. This Agreement shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.

     8.9 Merger. This Agreement and the remainder of the Loan Documents constitute the full and complete agreement between the Bank and the Borrower with respect to the Credit Facility and the Term Loan, and all prior oral and written agreements, commitments, and undertakings shall be deemed to have been merged into the Loan Documents and such prior oral and written agreements, commitments, and undertakings shall have no further force or effect except to the extent expressly incorporated in the Loan Documents.

     8.10 Amendments; Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower therefrom, may in any event be effective unless in writing signed by the Bank, and then only in the specific instance and for the specific purpose given.

     8.11 Assignments.

          (A) The Borrower shall have no right to assign any of its rights or obligations under the Loan Documents without the prior written consent of the Bank.

          (B) The Bank may sell participations in the Credit Facility or the Term Loan, as contemplated by Section 8.6 above, and the Bank may assign the Loan Documents (or the receivables evidenced thereby) to a Federal Reserve Bank or to any other agency or instrumentality of the United States of America to support borrowings of Federal Funds.

     8.12 Severability. If any provision of any of the Loan Documents shall be held invalid under any applicable law, such invalidity shall not affect any other provision of the Loan Documents that can be given effect without the invalid provision, and, to this end, the provisions of the Loan Documents are severable.

     8.13 The Bank's Right of Setoff; Security Interest in Accounts. After the occurrence and during the continuance of an Event of Default, the Bank may set off obligations owed by the Bank to the Borrower (such as balances in checking and savings accounts) against the Obligations, without first resorting to other Collateral. To secure the Obligations, the Borrower grants to the Bank a security interest in all checking, savings, and other deposit accounts now or hereafter maintained by the Borrower with the Bank.

     8.14 Time is of the Essence. Time is of the essence under and in respect of this Agreement.

     8.15 Joint and Several Liability. If more than one Borrower has signed this Agreement, all Borrowers shall be liable under this Agreement jointly, and each of them severally, for the payment, observance, and performance of all of the Obligations.

     8.16 Headings. The headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any provision.

     8.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which shall together constitute one and the same agreement.

     8.18 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement or any of the other Loan Documents shall, at the request of either party, be decided by binding arbitration conducted in the State of Hawaii without a judge or jury, under the auspices of the American Arbitration Association or Dispute Prevention and Resolution, Inc. in accordance with Chapter 658 of the Hawaii Revised Statutes and the respective and applicable rules of the aforementioned organizations. The arbitrator will apply any applicable statute of limitations and will determine any controversy concerning whether an issue is arbitrable. Judgment upon the arbitration award may be entered in any court having jurisdiction. The prevailing party will be entitled to recover its reasonable attorneys' fees and costs as determined by the arbitrator. This agreement to arbitrate shall not limit or restrict the right, if any, of any party to exercise before, during or following any arbitration proceeding, with respect to any claim or controversy, self-help remedies such as setoff, to foreclose a mortgage or lien or other security interest in any Collateral judicially or by power of sale, or to obtain provisional or ancillary remedies such as injunctive relief from a court having jurisdiction. Either party may seek those remedies without waiving its right to submit the controversy or claim in question to arbitration.

IX.  DEFINITIONS

     9.1  Applicable Margin shall have the meaning given in Section 1.9.

     9.2 Base Rate means the primary index rate established from time to time in good faith by the Bank in the ordinary course of its business and with due consideration of the money market, and published by intrabank circular letters or memoranda for the guidance of its loan officers in pricing all of its loans which float with the Base Rate.

     9.3 Base Rate Loan means any Loan or any portion of the Term Loan for which interest is calculated on the basis of the Base Rate.

     9.4 Business Day means any day on which the Bank is open for business and, with respect to any LIBOR Loan, a day on which the Bank and commercial banks in New York City are open for business.

     9.5  Closing Date means the date on which the Bank disburses the first
Loan.

     9.6  Collateral shall have the meaning given in Section 1.4.

     9.7  Commitment shall have the meaning given in Section 1.1.

     9.8  Conversion Date shall have the meaning given in Section 1.6.

     9.9  Credit Facility shall have the meaning given in Section 1.1.

     9.10 Credit Termination Date shall have the meaning given in Section 1.1.

     9.11 Current Assets means all assets of the Borrower, on a consolidated basis, that should, in accordance with GAAP, be classified as current assets on the Borrower's financial statements.

     9.12 Current Liabilities means all liabilities of the Borrower, on a consolidated basis, that should, in accordance with GAAP, be classified as current liabilities on the Borrower's financial statements.

     9.13 Current Ratio means the number, rounded to the nearest hundredth, obtained by dividing Current Assets by Current Liabilities.

     9.14 Debt Service means, for the four (4) fiscal quarter period immediately preceding the date of determination, the sum of all scheduled and of all required payments during such period in respect of all Funded Debt.

     9.15 Debt Service Coverage Ratio means the number, rounded to the nearest hundredth, obtained by dividing Net Cash Flow by Borrower's Debt Service.

     9.16 Equity Offering means the offering or sales of ownership interests in Borrower, excluding any such offerings made pursuant to an employee benefit plan.

     9.17 Event of Default shall have the meaning given in Section 7.1.

     9.18 Funded Debt means, on and as of the date of calculation thereof, the aggregate principal amount, determined in accordance with GAAP, of all obligations for borrowed money, including, without limitation, obligations under guaranties, all recourse obligations on investments, all obligations evidenced by bonds, debentures, notes or other similar instruments, standby letters of credit, and all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases.

     9.19 Funded Debt to Cash Flow Ratio means the number, rounded to the nearest hundredth, obtained by dividing (i) Borrower's Funded Debt, less Borrower's cash balances, as of the date of calculation thereof, in excess of $1,500,000, divided by (ii) Net Cash Flow.

     9.20 GAAP shall have the meaning given in Section 4.5.

     9.21 Interest Period means the period commencing on the Business Day on which a LIBOR Loan is disbursed, rolled over or converted from another pricing option, and ending on the date 30, 60, 90 or 180 days thereafter, as selected by the Borrower in its Notice of Loan/Conversion in respect of LIBOR Loans; provided that if such ending date is not a Business Day, such ending date shall be deemed to be the next succeeding Business Day unless such next succeeding Business Day falls in a new calendar month, in which case the ending date shall be the next preceding Business Day. No Interest Period shall extend beyond the Maturity Date.

     9.22 Legal Entity shall have the meaning given in Section 3.1(A)(3).

     9.23 LIBOR means the reserve-adjusted rate of interest per annum, rounded upward if necessary, to the nearest four decimal places, at which U.S. dollar deposits in immediately available funds are offered to major banks in the interbank market at 11:00 a.m. New York time three Business Days prior to the commencement of an Interest Period. The Bank shall establish LIBOR for each Interest Period based on offered rates as reported by reporting services generally used by the Bank. Rates are quoted based on both the Interest Period and the amount of Loan requested by the Borrower. Such rate shall incorporate the following adjustment for any reserve requirements relative to dollar deposits, placed on the Bank by any regulatory body:

                                    LIBOR (Unadjusted)

     LIBOR (Reserve Adjusted) = (100% - LIBOR Reserve Requirement)
     -------------------------------------------------------------

     The Bank's determination of LIBOR shall be binding and conclusive upon the Borrower absent manifest error.

     9.24 LIBOR Loan means any Loan or any portion of the Term Loan for which interest is calculated on the basis of LIBOR.

     9.25 LIBOR Reserve Requirement means the then maximum effective rate per annum (expressed as a percentage), as determined solely by the Bank, of reserve requirements imposed by any regulatory body (such as those pursuant to Regulation D of the Board of Governors of the Federal Reserve System) on eurocurrency liabilities of U.S. banks having a term to maturity equal to the applicable Interest Period; and as adjusted by the Bank for changes or scheduled changes in such percentage during the applicable Interest Period.

     9.26 Loan shall have the meaning given in Section 1.2.

     9.27 Loan Documents shall have the meaning given in Section 1.10.

     9.28 Maturity Date means the Credit Termination Date, or if the Borrower exercises the Term Loan Option in accordance with Subsection 1.9(B)(1)(d), the third (3rd) anniversary of the Credit Termination Date.

     9.29 Net Cash Flow means, for the twelve (12) month period immediately preceding the date of determination, Borrower's net income after taxes, net of extraordinary gains, plus depreciation, non-cash amortization and interest expense, all determined in accordance with GAAP.

     9.30 Notice of Loan/Conversion shall mean a written notice in the form attached as Exhibit A.

     9.31 Obligations shall have the meaning given in Section 1.11.

     9.32 Participant shall have the meaning given in Section 8.6.

     9.33 Payment Office shall mean Bank of Hawaii, Corporate Hawaii Division, 130 Merchant Street, Honolulu Hl 96813.

     9.34 Pricing Ratio means the number, rounded to the nearest hundredth, obtained by dividing (i) Borrower's Funded Debt divided by (ii) Net Cash Flow.

     9.35 Pro Forma Current Liabilities means Current Liabilities, less the amounts attributable to principal under the Credit Facility, plus the aggregate amount of indebtedness under the Term Loan divided by three (3).

     9.36 Pro Forma Debt Service means Debt Service, less the amounts attributable to principal and interest under the Credit Facility, plus Pro Forma Principal and Pro Forma Interest.

     9.37 Pro Forma Debt Service Coverage Ratio means the number, rounded to the nearest hundredth, obtained by dividing Net Cash Flow by the Borrower's Pro Forma Debt Service.

     9.38 Pro Forma Funded Debt means Funded Debt, less the amounts attributable to principal under the Credit Facility, plus the aggregate amount of indebtedness under the Term Loan.

     9.39 Pro Forma Interest means, for the twelve month period following the Credit Termination Date, the amount of interest to accrue on the aggregate amount of indebtedness under the Term Loan determined using, at the Borrower's option, either the Base Rate or LIBOR (based upon the rate for a 30-day LIBOR
Loan) plus Applicable Margin, as set forth in Section 1.9(A).

     9.40 Pro Forma Principal means the aggregate amount of indebtedness under the Term Loan divided by three (3).

     9.41 Tangible Net Worth means that amount, determined on a consolidated basis in accordance with GAAP, that is equal to the Borrower's total assets less intangible assets, minus total liabilities.

     9.42 Term Loan shall have the meaning given in Subsection 1.9(B)(1)(c).

     9.43 Term Loan Option shall have the meaning given in Subsection 1.9(B)(1)(c).

     IN WITNESS WHEREOF, the Borrower and the Bank have duly executed this Agreement.

CHEAP TICKETS, INC.                            BANK OF HAWAII


By: /s/ Michael J. Hartley                     By: /s/
   ----------------------------                   ---------------------------
   Michael J. Hartley                          Its Vice President
   Its President and Chief
      Operating Officer

                           Borrower                                  Bank

                                  Schedule 1.9
                                  ------------
                        Pro Forma Compliance Certificate

DATE: ____________, 199__

TO:       Bank of Hawaii
          Attn: Peter S. Ho, Vice President
          P.O. Box 2900
          Honolulu, Hawaii 96846
          Telecopier No.: (808) 537-8943

SUBJECT: Credit Agreement (the "Agreement") dated __________, 1997, between the BANK OF HAWAII (the "Bank") and CHEAP TICKETS, INC. (the "Borrower").

Pursuant to Section 1.9 of the Agreement, the Borrower hereby certifies as follows (capitalized terms not defined herein shall have the respective meanings assigned in the Agreement):

1. The information furnished in Attachment A hereto is true and correct as the last day of the fiscal quarter preceding the date of this Compliance Certificate.

2. The representations and warranties set forth in Section IV of the Agreement are true and correct on and as of the date hereto, provided that the representations and warranties set forth in the first sentence of Section 4.5 of the Agreement shall be deemed to be made with respect to the financial statements delivered to the Bank concurrently herewith pursuant to the Agreement.

3. As of the date hereof, no event has occurred and is continuing that (a) constitutes an Event of Default under the Agreement, or (b) with the giving of notice or passage of time, or both, would constitute an Event of Default. The Borrower has observed and performed all of the Borrower's covenants and other agreements, and satisfied every condition, contained in the Agreement and in the other Loan Documents, to be observed, performed or satisfied by the Borrower.

                                  CHEAP TICKETS, INC.


                                   By:
                                      ---------------------------
                                      Michael J. Hartley
                                      Its President and Chief
                                         Operating Officer


                                        Authorized Signatory

                                                                     Borrower

                                 Attachment A
                      To Pro Forma Compliance Certificate
                               Dated _________



PRO FORMA CURRENT RATIO (attach calculation)

     Required minimum: 1.50 to one                            _________________

TANGIBLE NET WORTH (attach calculation)

     Required minimum: $4,800,000,
     plus 100% of net proceeds from all
     Equity Offerings after the date hereof,
     plus 50% of Borrower's consolidated
     net earnings, excluding losses, for each quarter
     commencing January 1, 1997, to and including
     the fiscal quarter immediately preceding
     the date of determination.                              $_________________

PRO FORMA DEBT SERVICE COVERAGE RATIO (attach calculation indicating interest rate)

     Required minimum: 1.50 to one                            _________________

PRO FORMA FUNDED DEBT TO CASH FLOW RATIO (attach calculation)

     Permitted maximum: 3.00 to one                           _________________

PRICING RATIO (attach calculation)                            _________________

                                  Master Note
$3,000,000.00                                                   Honolulu, Hawaii
                                                           _______________, 1997


     The undersigned ("Borrower") promises to pay to the order of BANK OF HAWAII ("Bank") the principal amount of $3,000,000.00 or so much thereof as shall have been disbursed by Bank and may remain outstanding, together with interest on outstanding balances of principal in accordance with and under the terms of that certain Credit Agreement of even date, between Bank and Borrower.


                                  CHEAP TICKETS, INC.


                                   By:
                                      ----------------------------
                                      Michael J. Hartley
                                      Its President and Chief
                                         Operating Officer


                                        Authorized Signatory

                                                                     Borrower

                               SECURITY AGREEMENT

1. Parties; Grant of Security Interest. CHEAP TICKETS, INC., a Hawaii corporation, ("Borrower"), whose address is 1440 Kapiolani Boulevard, Suite 800, Honolulu, Hawaii 96814, hereby grants to BANK OF HAWAII, a Hawaii corporation ("Bank"), whose mailing address is P.O. Box 2900, Honolulu, Hawaii 96846, a security interest in the collateral described in Schedule A attached to this Agreement ("Collateral").

2. Obligations Secured. Borrower has granted the security interest in the Collateral to Bank for the purpose of securing the payment of all indebtedness evidenced by or arising out of or in connection with that certain Credit Agreement of even date by and between Borrower and Bank, as it may be modified or amended from time to time (the "Loan Agreement"), and the observance and performance of all obligations to be observed or performed by Borrower under this Agreement and the Loan Documents, as defined in the Loan Agreement, together with all modifications thereto. All obligations referred to in this
Section 2 are herein called "Obligations".

3. Representations and Warranties. Borrower represents and warrants as follows:

     (a) Priority. Unless otherwise consented to by Bank in writing, the security interests granted to Bank by this Agreement now do and hereafter will constitute security interests of first priority.

     (b) Ownership. Borrower is, and, as to Collateral acquired by it from time to time after the date hereof, Borrower will be, except as may otherwise be permitted by Bank in writing and so long as any Obligations remain outstanding, the owner of all Collateral free from any encumbrances other than Bank's security interest therein, and Borrower shall defend the Collateral against any and all claims and demands of all persons at any time claiming any interest therein in any manner materially adverse to Bank.

     (c) Office. Borrower's chief executive office is located at the address stated in Section 1, above. Borrower shall not move its chief executive office without having given Bank 45 days' prior written notice. Evidence of all Collateral and the only original books of account and records of Borrower relating thereto are, and will continue to be, kept at Borrower's chief executive office.

     (d) Location of Collateral. All Inventory and Equipment included in the Collateral, held on the date hereof by Borrower, is located in the State of Hawaii or at such other locations described in any Schedule A, attached hereto, except for Inventory and Equipment in transit in the ordinary course of business to or from one or more of such locations. All Inventory and Equipment now held or subsequently acquired shall be kept at locations previously provided to Bank, which locations Borrower will certify and update from time to time at Bank's request (except for Inventory and Equipment which may at any one time be in transit in the ordinary course of business), or such new location as Borrower may establish if (1) it shall have given at least 45 days' prior written notice to Bank of its intention so to do, describing such new location and providing such other information in connection therewith as Bank may reasonably request, and (2) with respect to such new location Borrower shall take all action reasonably requested by Bank to maintain the perfection of the security interest in the Collateral intended to be granted hereby.

     (e) Power. Borrower has full power and authority and legal right to grant to Bank a security interest in the Collateral pursuant to this Agreement.

     (f) Consents. No consent of any other party (including, without limitation, creditors of Borrower) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required either (1) for the grant to Bank of a security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Borrower or (2) for the exercise by Bank of the rights provided for in this Agreement.

4. Supplements; Further Assurances. Borrower agrees that at any time and from time to time at its expense, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Bank deems appropriate or advisable, in order to initially perfect and thereafter preserve and protect any security interest granted or purported to be granted hereby or to enable Bank to exercise and enforce its rights and remedies hereunder.

5. Special Provisions Regarding Receivables Collateral. If Receivables are included in the Collateral:

     (a) Location of Records. All records pertaining to the Receivables (including computer records) and all returns of Inventory are or will be kept at the chief executive office of Borrower, and Borrower will give Bank 45 days' prior written notice of any change in address of the chief executive office of Borrower or of the change of the location where records pertaining to Receivables or returns of Inventory are kept.

     (b) Accuracy of Records. All books, records and documents relating to the Receivables (including computer records) are and will be genuine and in all respects what they purport to be; and the amount of each Receivable shown on the books and records of Borrower is and will be the correct amount actually owing or to be owing at maturity of such Receivable.

     (c) Collection of Receivables. Until Bank directs otherwise, Borrower shall use reasonable efforts in good faith to collect all the Receivables as and when they become due. Following Bank's demand for remittance of the Receivables to Bank, proceeds of Receivables collected by Borrower shall not be commingled with other funds of Borrower and shall be immediately delivered to Bank in the form received except for necessary endorsements to permit collection.

     (d) Government Contracts. Borrower shall notify Bank if any Receivables arise out of contracts with the United States government or any department or agency thereof, and Borrower shall execute any instruments and take any steps to perfect the assignment of the rights of Borrower to Bank as required by the Federal Assignment of Claims Act, Hawaii Revised Statutes, as amended, or any other similar law or regulation.

     (e) Analysis of Receivables. Borrower shall, upon Bank's request, furnish Bank within 10 days after the end of each calendar month, an aged analysis of all outstanding Receivables, in form and substance satisfactory to Bank.

     (f) Further Documents. Borrower shall provide to Bank, at Bank's request, from time to time: confirmatory assignment schedules; copies of all invoices relating to the Receivables; evidence of shipment or delivery of Inventory; and further information and/or schedules as Bank may reasonably require, all in form satisfactory to Bank.

6. Protection and Insurance of Collateral. Borrower will take reasonable efforts in good faith, at all times, to protect the Collateral against damage or loss. Borrower will also insure all insurable Collateral against such hazards and in such amounts as Bank may require, under policies containing endorsements naming Bank as loss payee and prohibiting any cancellation or material revision in such policies without 30 days' prior written notice to Bank.

7. Tax and Other Liens. Borrower shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith.

8. Bank Appointed Attorney-in-Fact. Borrower hereby appoints Bank Borrower's attorney-in-fact, with full power of substitution, and with full authority in the name, place and stead of Borrower, or otherwise, from time to time, after an Event of Default has occurred and is continuing, in Bank's discretion to take any action and to execute any instrument which Bank may reasonably deem necessary or advisable to accomplish the purposes of this Agreement. Such action includes, without limitation, withdrawal from a time deposit account before maturity, even if a forfeiture of accrued interest results. Said power of attorney is irrevocable, being coupled with an interest, and shall not be affected by the disability or incapacity of Borrower.

9. Reasonable Care. Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which Bank, in its individual capacity, accords its own property. Bank shall have no responsibility for taking any necessary steps to preserve rights against any other persons with respect to any Collateral.

10.  Events of Default.

     (a) Definition. As used in this Agreement, the term "Event of Default" has the meaning given to it in the Loan Agreement.

     (b) Remedies; Obtaining the Collateral Upon Event of Default. If any Event of Default shall have occurred and be continuing, then and in every such case, Bank may, at any time or from time to time during such Event of Default:

          (1) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, with or without notice or process of law, and for that purpose may enter upon the premises where any of the Collateral is located and remove the same;

          (2) Instruct the obligor or obligors on any agreement, instrument or other obligation constituting Collateral to make any payment required by the terms of such instrument or agreement directly to Bank;

          (3) Withdraw all monies, securities and instruments included in the Collateral, for application to the Obligations;

          (4) Sell or otherwise liquidate, or direct Borrower to sell or otherwise liquidate, any or all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

          (5) Take possession of the Collateral or any part thereof, by directing Borrower in writing to deliver it to Bank at any place or places designated by Bank, in which event Borrower shall at its own expense:

               (i) cause the same to be moved to the place or places so designated by Bank;

               (ii) store and keep any Collateral so delivered to Bank at such place or places pending further action by Bank as provided in Section 10.(c) below; and

               (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.

     (c) Remedies; Disposition of the Collateral. Bank may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Hawaii at the time of an Event of Default. Bank may also, without notice except as specified below, sell the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of Bank's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Bank may deem commercially reasonable. Bank may be the purchaser of any or all of the Collateral at any such sale to the extent permitted by law and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations as a credit on account of the purchase price. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Borrower, and Borrower hereby waives (to the fullest extent permitted by law) all rights of redemption, stay or appraisal under any rule of law or statute now existing or hereafter enacted. To the extent notice of sale shall be required by law, at least ten days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place at and to which it was so adjourned. Borrower waives (to the fullest extent permitted by law) any claims against Bank arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if Bank accepts the first offer received and does not offer such Collateral to more than one offeree.

11. Application of Proceeds. After and during the continuance of an Event of Default, any cash held by Bank as Collateral and all cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied from time to time:

     (a) First, to the payment of the costs and expenses of such sale, collection or other realization, including compensation to Bank's agents and attorneys, and all expenses, liabilities and advances made or incurred by Bank in connection therewith;

     (b)  Second, to the payment of the Obligations then due; and

     (c) Third, after payment in full of all Obligations then due, to Borrower, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

12. No Waiver. No failure on the part of Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided (are to the fullest extent permitted by law) cumulative and are not exclusive of any remedies provided by law.

13. Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by FAX, to Borrower or Bank at the addresses set forth in Section 1, above, unless such address is changed by written notice hereunder.

14. Applicable Law. The laws of the State of Hawaii shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

15. Binding Effect and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding on, Bank and its successors and assigns and Borrower and its successors and assigns. This Agreement, together with all other documents evidencing or securing the Obligations, constitutes the entire agreement between Bank and Borrower.

16. Amendments; Consents. No amendment, modification, supplement, termination, or waiver of any provision of this Agreement, and no consent to any material departure by Borrower therefrom, may in any event be effective unless in writing signed by Bank, and then only in the specific instance and for the specific purpose given.

17. Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions of this Agreement are severable.

     IN WITNESS WHEREOF, Borrower and Bank have duly executed this Agreement this 26th day of November, 1997.


CHEAP TICKETS, INC.                   BANK OF HAWAII


By   /s/  Michael J. Hartley          By    /s/
   -------------------------              -------------------------
   Michael J. Hartley                 Its Vice President
   Its

                    Borrower                                   Bank

                                   SCHEDULE A

     For purposes of this Schedule A, CHEAP TICKETS, INC. is called "Debtor". Debtor has granted to BANK OF HAWAII a security interest in the following
Collateral:

1. Bankoh Deposit Accounts. All demand, time, savings and other deposit accounts now or hereafter maintained by Debtor with Bank of Hawaii.

2. Equipment. All of Debtor's equipment, whether now existing or hereafter acquired, including, in each case, all modifications, alterations, repairs, substitutions, additions and accessions thereto, all replacements thereof, and all substitutions therefor.

3. Fixtures. All of Debtor's fixtures, now owned or hereafter acquired, including without limitation, fixtures located at 1440 Kapiolani Boulevard, Suite 800, Honolulu, Hawaii 96814, the owner of record of which is Tosei Properties, Inc., or at 6151 West Century Boulevard, Suite 1200, Los Angeles, California 90045, the owner of record of which is General Electric Credit Equities, Inc., or at the real property described in Exhibit A attached hereto, the owner of record of which is Debtor, or at such other location as hereafter located and all replacements thereof and substitutions therefor.

4. Furniture and Furnishings. All of Debtor's furniture and furnishings, now owned or hereafter acquired, and all replacements thereof and substitutions therefor.

5. General Intangibles. All of Debtor's "general intangibles", as that term is defined in Section 490:9-106 of the Hawaii Revised Statutes.

6. Inventory. All of Debtor's inventory, whether now existing or hereafter acquired, including, without limitation, raw materials, supplies, work in process, returned goods, samples and consigned goods to the extent of the consignee's interest therein.

7. Receivables. All of Debtor's rights to payment for goods sold or leased or services performed by Debtor or any other party, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by accounts, notes, contracts, security agreements, chattel paper or other evidences of indebtedness, together with (a) all security granted to Debtor to secure the foregoing, (b) general intangibles arising out of Debtor's rights in any goods, the sale of which gave rise thereto, and (c) all guaranties, endorsements and indemnifications on or of any of the foregoing.

8. Tradenames and Licenses. All of Debtor's tradenames and license agreements with respect to any patents, trademarks, service marks or copyrights, whether Debtor is a licensor or licensee under such license agreements, together with all (a) renewals, extensions, supplements and continuations thereof, and (b) income, royalties, damages, claims and payments, now or hereafter due or payable to Debtor in respect thereof.

9. Proceeds. All Proceeds of the Collateral, including, without limitation, all proceeds of the conversion, voluntary or involuntary, of the Collateral, into cash or liquidated claims, including proceeds of insurance thereon.

                                   EXHIBIT A
                                   ---------

                          DESCRIPTION OF REAL PROPERTY

     The following land situated in the City of Lakeport, County of Lake, State of California, described as follows:

     Parcel A as shown on a map filed in the office of the County Recorder of said Lake County on January 30, 1984, in Book 24 of Parcel Maps at Page 42.

                       FIRST LOAN MODIFICATION AGREEMENT

     This Agreement is dated June 15, 1998 between CHEAP TICKETS, INC., a Hawaii corporation ("Borrower"), and BANK OF HAWAII, a Hawaii corporation ("Bank").

                                   Recitals

     A. Bank established a Credit Facility in the principal amount of $3,000,000.00 in favor of Borrower under a Credit Agreement and Master Note both dated November 26, 1997, including any renewals, extensions, or modifications thereof ("Loan Agreement" and "Note" respectively). The documents which evidence, secure or guaranty the Credit Facility are called the "Loan Documents."

     B. The performance of Borrower's obligations under the Loan Documents is secured by the following ("Security Instrument"): Security Agreement dated November 26, 1997, made by Borrower, as the same may from time to time be amended.

     C. Borrower has requested a modification of the Loan Documents and Bank is willing to accommodate this modification under the terms of this Agreement.

                                   Agreement

     Therefore, Bank and Borrower agree as follows:

     1.  The Loan Documents are amended to conform to the following:

         a. Section 1.9(B)(1)(d)(ii) of the Loan Agreement is amended to read as follows:

             (ii) no earlier than thirty (30) days and no later than ten (10) days prior to the Credit Termination Date, the Borrower shall provide to the Bank written notice of the Borrower's election to exercise the Term Loan Option. Such notice shall set forth the Borrower's interest rate selection(s) pursuant to Section 1.9(A) and shall include a pro forma compliance certificate, signed by the Borrower's chief financial officer, in the form attached hereto as
Schedule 1.9 and made a part hereof. Such pro forma compliance certificate shall be calculated using the financial results from the most recent compliance certificate submitted to the Bank and shall certify to the Bank that the Borrower's financial condition at that time meets the following standards, in each case determined in accordance with GAAP:

                  Pro Forma Current Ratio of not less than 1.10 to one;

                  Tangible Net Worth of not less than the amount equal to:
$4,300,000, plus 100% of net proceeds of all Equity Offerings after the date hereof, plus 50% of Borrower's consolidated net earnings, excluding losses, for each quarter commencing January 1, 1998, to and including the fiscal quarter immediately preceding the date of determination;

                  Pro Forma Debt Service Coverage Ratio of not less than 1.50 to one; and

                  Pro Forma Funded Debt to Cash Flow Ratio of not more than
3.00 to one.

          If no interest rate option is set forth in the notice of exercise, the Base Rate shall apply; and

          b.  Section 5.10 of the Loan Agreement is amended to read as follows:

          5.10 Financial Condition. Maintain the Borrower's financial condition according to the following standards, in each such case determined in accordance with GAAP as of the end of each fiscal quarter:

              (A) Current Ratio of not less than: 1.15 to one, increasing to
1.50 to one commencing with the Borrower's financial reporting period ending September 30, 1997; 1.00 to one for fiscal quarters ending March 31, 1998, and June 30, 1998, increasing 1.10 to one commencing with fiscal quarter ending September 30, 1998;

              (B) Commencing with fiscal quarter ending March 31, 1998, Tangible Net Worth of not less than the amount equal to: $4,300,000, plus 100% of net proceeds of all Equity Offerings after November 26, 1997, plus 50% of Borrower's consolidated net earnings, excluding losses, for each quarter commencing January 1, 1998, to and including the fiscal quarter immediately preceding the date of determination;

              (C) Debt Service Coverage Ratio of not less than: 1.10 to one for the calendar year to and including the fiscal quarter ending March 31, 1998;
1.25 to one for the calendar year to and including, the fiscal quarters ending June 30, 1998, and September 30, 1998; and increasing to 1.50 to one commencing with the financial reporting period ending December 31, 1998; and

              (D) Funded Debt to Cash Flow Ratio of not more than 3.00 to one.

     2. Upon execution of this Agreement and in consideration of these amendments, Borrower shall pay Bank a fee of $2,500.00.

     3. Capitalized terms used, but not defined, in this Agreement, shall have the definitions stated in the Loan Agreement.

     4. Borrower agrees that there are no claims, defenses, or offsets that may be asserted by Borrower to the enforcement of the Loan Documents arising prior to the date of this Agreement, and that Borrower agrees that all such claims, defenses, and offsets are hereby released.

     5. In all other respects, the Loan Documents, as amended, remain in full force and effect and the provisions of the Loan Documents including, without limitation, all promises, representations, warranties, covenants, and conditions, are ratified and confirmed as of the date of this Agreement by the parties hereto. Borrower acknowledges that the Security Instrument shall continue to apply to the remaining Loan Documents.

     6. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     To signify their agreement, the parties have executed this Agreement as of the date first written above.

                              CHEAP TICKETS, INC.

                              By    /s/  Michael J. Hartley
                                  -----------------------------------------
                                  Michael J. Hartley
                                  Its President and Chief Operating Officer

                                                                   Borrower

                              BANK OF HAWAII

                              By    /s/
                                  -----------------------------------------
                                 Its Vice President

                                                                       Bank

                                 Attachment A
                      To Pro Forma Compliance Certificate
                            Dated ________________

PRO FORMA CURRENT RATIO (attach calculation)

     Required minimum: 1.15 to one, increasing to 1.50
     to one commencing with the Borrower's financial
     reporting period ending September 30, 1997; 1.00
     to one for fiscal quarters ending March 31, 1998,
     and June 30, 1998, increasing 1.10 to one commencing
     with fiscal quarter ending September 30, 1998            ______________

TANGIBLE NET WORTH (attach calculation)

     Required minimum: $4,300,000, plus 100% of net proceeds
     of all Equity Offerings after November 26, 1997, plus
     50% of Borrower's consolidated net earnings, excluding
     losses, for each quarter commencing January 1, 1998, to
     and including the fiscal quarter Immediately preceding
     the date of determination                                ______________

PRO FORMA DEBT SERVICE COVERAGE RATIO (attach calculation indicating interest rate)

     Required minimum: 1.10 to one for the calendar year to
     and including the fiscal quarter ending March 31, 1998;
     1.25 to one for the calendar year to and including, the
     fiscal quarters ending June 30, 1998, and September 30,
     1998; and increasing to 1.50 to one commencing with the
     financial reporting period ending December 31, 1998      ______________

PRO FORMA FUNDED DEBT TO CASH FLOW RATIO (attach calculation)

     Permitted maximum: 3.00 to one                           ______________

PRICING RATIO (attach calculation)                            ______________